Exhibit 23.1

List of Subsidiaries of Tribune Publishing Company as of January 16, 2019

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage (%)
Blue Lynx Media, LLC	Delaware	100
Builder Media Solutions, LLC	Delaware	100
Capital-Gazette Communications, LLC	Maryland	100
Carroll County Times, LLC	Maryland	100
Chicago Tribune Company, LLC	Delaware	100
Chicagoland Publishing Company, LLC	Delaware	100
Commonwealth Building Company, LLC	Virginia	100
Commonwealth Printing Company, LLC	Virginia	100
Daily News, L.P.	Delaware	100
Flagship, LLC	Virginia	100
High School Cube, LLC	Delaware	100
Hoy Publications, LLC	Delaware	100
Inside Business, LLC	Virginia	100
Internet Foreclosure Service, LLC	Delaware	100
Island Breeze Publishing, LLC	Virginia	100
Kearney Property Corp.	New Jersey	100
Landmark Information Services, LLC	Virginia	100
Landmark Military Media, LLC	Virginia	100
Landmark Military Newspapers of North Carolina, LLC	North Carolina	100
Local Pro Plus Realty, LLC	Delaware	100
Los Angeles Times Network, LLC	Delaware	100
MLIM, LLC	Delaware	100
Orlando Sentinel Communications Company, LLC	Delaware	100
Park Land Corp.	New Jersey	100
Port Folio Publishing, LLC	Virginia	100
Program Services, LLC	Virginia	100
Project Jewel Holdings, LLC	Delaware	100
Splash Publications, LLC	Delaware	100
Style, LLC	Virginia	100
Sun-Sentinel Company, LLC	Delaware	100
TCA News Service, LLC	Delaware	100
The Baltimore Sun Company, LLC	Delaware	100
The Daily Meal Ventures, Inc.	Delaware	100
The Daily Press, LLC	Delaware	100
The Hartford Courant Company, LLC	Delaware	100
The Morning Call, LLC	Delaware	100
Tribune 365, LLC	Delaware	100
Tribune Content Agency London, LLC	Delaware	100

Tribune Content Agency, LLC	Delaware	100
Tribune Direct Marketing, LLC	Delaware	100
Tribune DPS, LLC	Delaware	100
Tribune Interactive, LLC	Delaware	100
Tribune Publishing Company, LLC	Delaware	100
troncx, Inc.	Delaware	100
tronc RE 3, Inc.	Delaware	100
tronc RE 2, LLC	Delaware	100
tronc RE 1, LLC	Delaware	100
TRX Pubco GP, LLC	Delaware	100
TRX Pubco, LLC	Delaware	100
Virginian-Pilot Media Companies, LLC	Virginia	100
BestReviews LLC	Delaware	60
DN Property Company LLC	Delaware	49.9%
HF Wind-Up, LLC	Delaware	33.33
Nucleus Marketing Solutions, LLC	Delaware	25
Speciate AI, LLC	Delaware	20
Jean Knows Cars, LLC	Delaware	20
Matter Ventures Fund II, L.P.	Delaware	11.12
SolidOpinion, Inc.	Delaware	9.98
moonlighting, LLC	Virginia	4.73
Datavisual, Inc.	Delaware	2.92
Optimera Inc.	Delaware	2.5
Placester, Inc.	Delaware	0.25

AFFILIATED CHARITABLE ORGANIZATIONS
Name
Chicago Tribune Charities
Orlando Sentinel Family Fund Inc.
Sun-Sentinel Children’s Fund Inc.
Daily News Charities Inc.